Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form 8-K under the Securities Exchange Act of 1934 of Advanced Photonix, Inc. of our report dated January 8, 2003, on our audit of the financial statements of Texas Optoelectronics, Inc. for the eleven months ended November 30, 2002, which is included in Form 8-K dated January 17, 2003.


/s/ Farber & Hass LLP

Oxnard, CA
January 30, 2003